[EXHIBIT 16.1]

                              Sherb & Co., LLP
                        Certified Public Accountants
                              805 Third Avenue
                             New York, NY  10022
                          Telephone (212) 838-5100



May 10, 2004


Securities and Exchange Commission
Mail Stop 11-3
450 4th Street, N.W.
Washington, D.C. 20549


RE:     RAM Venture Holdings Corp.
        File No. 33-02035-A


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of RAM Venture Holdings Corp. dated April 23, 2004, and agree with the statements regarding our firm. We have no basis to agree or disagree with other statements made by the Registrant therein.


/s/Sherb & Co., LLP

Sherb & Co., LLP
Certified Public Accountants